AMENDED SETTLEMENT AGREEMENT AND RELEASE

          This Amended Settlement Agreement and Release ("Agreement") is dated as of October 24, 2003, between and among Potomac Electric Power Company ("Pepco"), Mirant Americas Energy Marketing, LP ("MAEM"), and Mirant Corporation ("Mirant") (collectively, MAEM and Mirant are referred to as the "Mirant Parties").

          WHEREAS, on December 19, 2000, MAEM, formerly known as Southern Company Energy Marketing L.P., and Pepco executed and delivered a Transition Power Agreement (Maryland), (as amended by Amendment No.1 to Transition Power Agreement, dated October 2001, the "Maryland TPA"); and

          WHEREAS, on December 19, 2000, MAEM and Pepco executed and delivered a Transition Power Agreement (District of Columbia), (as amended by Amendment No.1 to Transition Power Agreement, dated October 2001, the "District of Columbia TPA", and together with the Maryland TPA, the "TPAs"); and

          WHEREAS, on December 19, 2000, Mirant executed and delivered a Guarantee Agreement under which Mirant, among other things, guaranteed the obligations of MAEM under the TPAs (the "Guarantee Agreement"); and

          WHEREAS, on July 14, 2003 and continuing into the morning of July 15, 2003, the Mirant Parties and certain of their affiliates filed voluntary petitions in the United States Bankruptcy Court for the Northern District of Texas (the "Bankruptcy Court") for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"), Case No. 03-46590 (DML) (the "Proceeding"); and

          WHEREAS, the Mirant Parties have expressed a desire to reject the TPAs pursuant to Section 365 of the Bankruptcy Code and Pepco has indicated that it will object to the rejection, and if rejection is allowed and the Mirant Parties are otherwise permitted to cease performance, it will assert claims in the Proceeding against the Mirant Parties and other Mirant affiliates; and

WHEREAS, Pepco and the Mirant Parties desire to amend the TPAs on the terms and conditions described herein and have MAEM assume, and not reject, the TPAs as so amended; and

          WHEREAS, Pepco and the Mirant Parties desire to settle, on the terms and conditions described herein, certain claims that Pepco would have as a result of any proposed amendment, rejection or breach of the TPAs.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is herewith acknowledged, Pepco and the Mirant Parties hereby agree as follows:
1. Amendment of the TPAs; Escrow:

          (a)         Contemporaneously with the execution of this Agreement, MAEM and Pepco shall execute two counterparts of (i) an amendment to the Maryland TPA in the form annexed hereto as Exhibit A; and (ii) an amendment to the District of Columbia TPA in the form annexed hereto as Exhibit B (collectively, the "Amendments") and shall deliver the same to Wayne M. Cross (the "Escrow Agent"), White & Case LLP, 1155 Avenue of the Americas, New York, New York, as escrow agent, to be held in escrow pending the satisfaction of the conditions precedent set forth herein and released as provided herein. Notwithstanding any provision herein or in the Amendments, in no event shall the Amendments become effective unless and until the Effective Date (defined below) occurs. Prior to the Effective Date, the Mirant Parties shall continue to perform (or cause the performance of, as applicable) each of the TPAs in accordance with their respective terms.

          (b)         Upon the occurrence of the Effective Date, the Amendments shall become effective and the Escrow Agent shall release the Amendments from escrow and deliver one fully executed original to each of Pepco and MAEM at the address listed below by overnight courier.

          (c)         In the event that this Agreement is terminated as provided in Section 9, the Escrow Agent shall immediately return, by overnight courier with evidence of receipt requested, Pepco's executed counterpart of the Amendments to Pepco and MAEM's executed counterpart of the Amendments to MAEM.

2. Pepco's Claim:

          (a)         Pepco will have an allowed, prepetition general unsecured claim or claims, not subject to any offset or reduction for any reason, against each of the Mirant Parties in the Proceeding for (i) damages resulting from the amendment of the TPAs as provided in this Agreement and (ii) any and all claims with respect to any failure to perform, including any failure to pay amounts due, under the TPAs on or before the date of this Agreement (except for normal and customary invoice reconciliations for the period between the commencement of the Proceeding and the date of this Agreement). Such allowed, prepetition general unsecured claim or claims against each of the Mirant Parties is in the liquidated sum of $105 million and is referred to herein as the "Pepco Claim."

          (b)         Pepco may (but is not required to) file separate proofs of claim simultaneously or otherwise pursue claims for (i) damages resulting from the amendment of the TPAs as provided in this Agreement and (ii) any and all claims with respect to any failure to perform, including any failure to pay amounts due, under the TPAs on or before the date of this Agreement (except for normal and customary invoice reconciliations for the period between the commencement of the Proceeding and the date of this Agreement), against each of the Mirant Parties, each of the MAGI Parties (as defined below) and/or any other person or entity. Notwithstanding anything herein to the contrary, the aggregate value of all recoveries, distributions and funds received by Pepco, whether from Mirant, MAEM, or any of the MAGI Parties (as defined below) with respect to claims for (i) damages resulting from the amendment of the TPAs as provided in this Agreement and/or (ii) any failure to perform, including any failure to pay amounts due, under the TPAs on or before the date of this Agreement (except for normal and customary invoice reconciliations for the period between the commencement of the Proceeding and the date of this Agreement), shall not exceed the $105 million of value set forth in Section 2(a) above; provided however that the foregoing limitation shall not apply to recoveries, distributions or funds

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received or sought for damages upon or in respect of any breach of this Agreement, any breach of the TPAs or the Guarantee Agreement after the date of this Agreement, or any breach of the Amendments after the Effective Date.

          3.          Court Approval: From and after the date of this Agreement, Pepco and the Mirant Parties shall each use their best efforts to obtain, on an expedited basis, approval of this Agreement by the United States District Court for the Northern District of Texas (the "District Court") or, if the District Court has referred such approval to the Bankruptcy Court, by the Bankruptcy Court (the District Court or, in the event of such referral, the Bankruptcy Court, is referred to herein as the "Court") as well as authorization of the Mirant Parties to assume the TPAs as modified by the Amendments under Section 365 of the Bankruptcy Code, and authorization that the Pepco Claim be allowed on a final basis against each of the Mirant Parties in the amount of $105 million.

4. Regulatory Bodies; Support of Agreement:

          a.          Each of the Mirant Parties represents and warrants that, under existing law as of the date of this Agreement, no approval of, or filing for approval with, or prior notice to, the Federal Energy Regulatory Commission ("FERC") is required in connection with the transactions contemplated by the Amendments or by this Agreement, or the execution, delivery or performance of the Amendments by any party thereto.

          b.          Pepco and the Mirant Parties shall each support this Agreement in any communications, whether oral or written, as to the matters that are the subject of this Agreement with the Court, FERC, the Public Service Commission of Maryland, the Public Service Commission of the District of Columbia, the People's Counsel for the State of Maryland, the People's Counsel for the District of Columbia.

5. Conditions Precedent to the Effective Date:

          a.          The "Effective Date" means and shall be the date as of which the Court enters an orders (i) approving this Agreement, authorizing assumption of the TPAs, as amended, and authorizing that the Pepco Claim be allowed, all as more particularly described in Section 3, and such order does not materially modify or amend the transactions contemplated by this Agreement and the Amendments (the "Approval Order"), and (ii) authorizing and approving the Make Whole Claim mechanism as more particularly described in Section 5(b), which orders shall be in substance reasonably satisfactory to Pepco and the Mirant Parties. Upon the occurrence of the Effective Date, the Escrow Agent shall distribute the Amendments as described in Section 1. Prior to the occurrence of the Effective Date, this Agreement may be terminated as provided in Section 9.

          b.          In the event the Court's Approval Order is reversed or materially modified on appeal by a final, binding, then Pepco shall have an agreed allowed claim (the "Make Whole Claim") against the Mirant Parties.

The Make Whole Claim -
• shall have administrative priority status pursuant to 11 U.S.C. §§ 503(b) and 507(a)(1);
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•

shall be allowed in an amount equal to (x) the total amount Pepco has paid under the Amendments, less (y) the amount Pepco would have paid under the TPAs if the Amendments had not been executed and the Mirant Parties had performed the TPAs in accordance with their terms;

• may be contested by the Mirant Parties only as to the accuracy of the calculation, but not as to its existence or allowability;
•

does not include, but does not preclude, an assertion by Pepco of any other claim arising on account of such reversal or modification, including without limitation claims arising under the Guarantee Agreements, as to which the Mirant Parties may assert any defenses or objections;

•

shall not be subject to objection, offset, or reduction for any reason, provided however that the Mirant Parties (or either of them) shall have the right to offset the Make Whole Claim against any amounts the Mirant Parties (or either of them) are permitted to recover under Section 5(c) below.

Separate and apart from the Approval Order, upon execution of this Agreement, the parties shall seek and obtain an order granting and approving the Make Whole Claim as provided in this Section 5. The entry of such an order shall be a condition to the Effective Date.

          c.          In the event the Approval Order is reversed or materially modified as provided in Section 5(b), the Mirant Parties (or either of them) shall nevertheless have the right to pursue rejection of the TPAs, and if such rejection is approved and the Mirant Parties are permitted to cease performance under the TPAs, (i) the effective date of rejection shall be October 31, 2003, and (ii) the Mirant Parties (or either of them) shall have the right to recover from Pepco in the aggregate the amount equal to the difference between (x) the amount Pepco actually paid to MAEM under the TPAs for power delivered after October 31, 2003 and (y) the amount Pepco would have otherwise paid for such power had the TPAs been rejected in fact and in the first instance on October 31, 2003. Further, Pepco shall have the right to contest only the accuracy of the calculation but otherwise shall have no right to object, offset, or reduce for any reason the amounts so recovered by the Mirant Parties (or either of them), provided however that Pepco shall have the right to offset any such claim or right to recover against the Make Whole Claim.

          6.          Release in Favor of the Mirant Parties: Pepco executes the following release in favor of the Mirant Parties, and their respective subsidiaries (except each MAGI Party), affiliates (except each MAGI Party, as defined below), shareholders, officers, directors and employees (collectively, the "Mirant Releasees"):

          a.          Effective as of the Effective Date and for and in consideration of the terms of this Agreement and except as provided in Section 2 of this Agreement, Pepco, acting for itself, its predecessors, assigns, agents, attorneys, successors, parents, subsidiaries, and affiliates, does hereby compromise, settle and fully release and forever discharge the Mirant Releasees of and from any and all claims, demands, actions, or causes of action which Pepco had, or may now, or may in the future have, own, or hold for relief, compensation, damages, losses, or remedy of any kind or character, arising from any of the following: (i) the amendment of the TPAs as provided in this Agreement, (ii) any failure to perform, including any failure to pay amounts due, under the TPAs, or under Mirant's guarantee of MAEM's obligations under or in respect of the TPAs only, on or before the date of this Agreement (except for normal and customary invoice

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reconciliations for the period between the commencement of the Proceeding and the date of this Agreement), and (iii) $3,417,090 claimed to be due from the Mirant Parties in respect of the July 2003 invoice relating to the period of July 1 to July 14, 2003 and described on Exhibit C annexed hereto (collectively, and except as otherwise provided in Section 2 and Section 6(b), the "Released Claims Against Mirant").

          b.          Section 6(a) only releases the specific claims, demands, actions, and causes of action described therein, and does not release any other claim, demand, action or cause of action against the Mirant Releasees or any other person or entity, including without limitation the direct and indirect subsidiaries of Mirant listed on Exhibit D annexed hereto (such entities and their predecessors and successors being referred to herein as the "MAGI Parties"). By way of example and for the avoidance of doubt, the "Released Claims Against Mirant" shall not include, without limiting the generality of the first sentence of this Section 6(b): (i) any claims under the Ohio Edison back to back arrangement, (ii) any claims under the Panda-Brandywine, L.P. back to back arrangement (other than claims in respect of the July 2003 invoice relating to the period of July 1 to July 14, 2003 and described on Exhibit C) including, without limitation, claims relating to the existing billing dispute between Pepco and Panda-Brandywine, L.P., (iii) any claims which Pepco may have, own, or hold under or for breach of any provision of this Agreement or the Amendments, or for any breach of the TPAs or the Guarantee Agreement after the date of this Agreement, or (iv) any claims against the MAGI Parties for (A) damages resulting from the amendment of the TPAs as provided in this Agreement or (B) any failure to perform, including any failure to pay amounts due, under the TPAs on or before the date of this Agreement; provided however that no claim made by Pepco of the type described in clause (A) or (B) of this Section 6(b)(iv) shall exceed the amount of $105 million, and the aggregate recovery amount for all such claims together with any recovery with respect to the Pepco Claim shall not exceed $105 million as more particularly described in Section 2(b). Nothing herein shall prejudice the right of any party, including, without limitation, the Mirant Parties and the MAGI Parties to object to, or to contest, whether as to liability, damages, the facts or law, or otherwise, any claim Pepco asserts against the MAGI Parties which is described in this Section 6(b).

          c.          Pepco states and warrants that it is the sole owner of the Released Claims Against Mirant, that such Released Claims Against Mirant have not been assigned, encumbered or transferred, and that Pepco has unqualified authority, by the signatory immediately below, to release the same.

d. Pepco states and warrants that upon the Effective Date, this Agreement effects a full, complete and final settlement, satisfaction and extinguishment of the Released Claims Against Mirant.

          e.          In entering into and executing this Agreement, Pepco has not relied upon any statement or representation pertaining to this matter made by any representative, agent or employee of the Mirant Releasees, or any person, firm, organization or corporation hereby released, or by any person or persons representing them that is not set forth herein; but Pepco has relied upon attorneys of its own independent choosing and has determined this settlement is in its best interest.

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          f.          Relying on and assuming the accuracy of the representation and warranty made by the Mirant Parties in Section 4, Pepco states and warrants that it has full power to execute, deliver and perform this Agreement; this Agreement has been duly authorized, executed and delivered by Pepco and constitutes the valid and binding obligation of Pepco; and that the execution, delivery and performance of this Agreement by Pepco requires no consent, approval or authorization by or filing with any third party or governmental authority (other than any of the foregoing which has been obtained or made) and does not and will not (with notice, the passage of time or both) contravene or violate any agreement or commitment binding upon Pepco or any provision of applicable law.

          7.          Release in Favor of Pepco: The Mirant Parties execute the following release in favor of Pepco and its subsidiaries, affiliates, shareholders, officers, directors and employees (collectively, the "Pepco Releasees"):

          a.          Effective as of the Effective Date and for and in consideration of the terms of this Agreement, each of the Mirant Parties, acting for themselves and each of their respective predecessors, assigns, agents, attorneys, successors, parents (except each MAGI Party), subsidiaries (except each MAGI Party), and affiliates (except each MAGI Party)does hereby compromise, settle and fully release and forever discharge the Pepco Releasees of and from any and all claims, demands, actions, or causes of action which the Mirant Parties had, or may now, or may in the future have, own, or hold for relief, compensation, damages, losses, or remedy of any kind or character, arising from any of the following: (i) the amendment of the TPAs as provided in this Agreement, (ii) any failure to perform, including any failure to pay amounts due, under the TPAs on or before the date of this Agreement (except for normal and customary invoice reconciliations for the period between the commencement of the Proceeding and the date of this Agreement), (iii) the $3,417,090 claimed to be due from the Mirant Parties in respect of the July 2003 invoice relating to the period of July 1 to July 14, 2003 and described on Exhibit C annexed hereto, and (iv) any payments received by Pepco prior to the date of this Agreement in satisfaction of obligations owing under the TPAs , including without limitation any avoidance or recovery actions under Sections 544, 545, 547, 548, 549, 550, 551 and/or 553 of the Bankruptcy Code, or under any similar state statutes (collectively, and except as otherwise provided in Section 7(b), the "Released Claims Against Pepco").

          b.          Section 7(a) only releases the specific claims, demands, actions, and causes of action described therein, and does not release any other claim, demand, action or cause of action against the Pepco Releasees or any other person or entity. By way of example and for the avoidance of doubt, the "Released Claims Against Pepco" shall not include, without limiting the generality of the first sentence of this Section 7(b): (i) any claims which the Mirant Parties may have, own, or hold under or for breach of any provision of this Agreement or the Amendments, or for any breach of the TPAs after the date of this Agreement, (ii) any claims under the Ohio Edison back to back arrangement, (iii) any claims under the Panda-Brandywine, L.P. back to back arrangement (other than claims in respect of the July 2003 invoice relating to the period of July 1 to July 14, 2003 and described on Exhibit C) including, without limitation, claims relating to the existing billing dispute between Pepco and Panda-Brandywine, L.P.

c. The Mirant Parties state and warrant that they are the sole owner of the Released Claims Against Pepco, that such Released Claims Against Pepco have not been assigned,
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encumbered or transferred, and that the Mirant Parties have unqualified authority, by the signatories immediately below, to release the same.
d. The Mirant Parties state and warrant that upon the Effective Date this Agreement effects a full, complete and final settlement, satisfaction and extinguishment of the Released Claims Against Pepco.

          e.          In entering into and executing this Agreement, the Mirant Parties have not relied upon any statement or representation pertaining to this matter made by any representative, agent or employee of the Pepco Releasees, or any person firm, organization or corporation hereby released, or by any person or persons representing them that is not set forth herein; but the Mirant Parties have relied upon attorneys of its own independent choosing and has determined this settlement is in its best interest.

          f.          The Mirant Parties state and warrant that, except for Court approval as provided in Section 3 of this Agreement, they have full power to execute, deliver and perform this Agreement; this Agreement has been duly authorized, executed and delivered by or on behalf of the Mirant Parties and constitutes the valid and binding obligation of the Mirant Parties; and that the execution, delivery and performance of this Agreement by or on behalf of the Mirant Parties require no consent, approval or authorization by or filing with any third party or governmental authority (other than any of the foregoing which has been obtained or made) and does not and will not (with notice, the passage of time or both) contravene or violate any agreement or commitment binding upon the Mirant Parties or any provision of applicable law.

8. Surviving Claims; Stipulation:

          (a)        Except as provided herein, nothing in this Agreement compromises, discharges, waives or otherwise affects any legal position or argument of, or any claim, demand, action or cause of action against, the Mirant Releasees, the MAGI Parties, or the Pepco Releasees or any dispute between or among any of them, including without limitation any claim, legal position or argument, or dispute under the Asset Purchase and Sale Agreement dated as of June 7, 2000, as amended, between Pepco and Mirant, formerly known as Southern Energy, Inc. (including all related exhibits, schedules and documents), and all such legal positions, arguments, claims and disputes, and all rights and defenses in respect thereof, are expressly preserved.

          (b)        Pepco and Mirant Parties agree that this Agreement and the discussions, negotiations and communications preceding execution of this Agreement have been entered into for settlement purposes only and are not admissible in the Proceeding or any litigation related to the Proceeding, for any purpose, except to effectuate or otherwise enforce this Agreement or the Amendments.

9. Termination; Effective Date of Rejection of TPAs:
(a) Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated (or shall terminate, in the case of clause (v) below) as follows:
(i) at any time prior to the Effective Date, by the mutual written consent of Pepco and each of the Mirant Parties;
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(ii)        by Pepco, if on or before November 7, 2003, Pepco gives Mirant written notice that it believes, in its sole discretion, that the Public Service Commission of Maryland or the Public Service Commission of the District of Columbia opposes Pepco consummating the transactions contemplated by this Agreement and/or the Amendments;

(iii)       prior to the Effective Date, automatically if any material term or provision of this Agreement is found by a final, non-appealable judicial order in any situation in any jurisdiction to be invalid or unenforceable;

(iv)       prior to the Effective Date, by Pepco, in the event of any material breach by the Mirant Parties of any of their covenants, representations or warranties contained herein and the failure of the Mirant Parties to cure such breach within five days after receipt of notice from Pepco requesting such breach to be cured;

(v)        prior to the Effective Date, by the Mirant Parties, in the event of any material breach by Pepco of any of its covenants, representations or warranties contained herein and the failure of Pepco to cure such breach within five days after receipt of notice from the Mirant Parties requesting such breach to be cured;

(vi)       by Pepco or either of the Mirant Parties if the Court enters an order denying the approval of this Agreement or any of the other authorizations sought by Pepco and the Mirant Parties as described in Sections 3 and 5; or,

(vii)      by Pepco or either of the Mirant Parties in the event an appeals court of competent jurisdiction reverses the Court's Approved Order or otherwise materially modifies the transactions contemplated by this Agreement and the Amendments and the decision of such appeals court is a final, nonappealable decision.

          (b)         If either Pepco or the Mirant Parties desire to terminate this Agreement under Section 9(a), the party so desiring such termination shall give written notice of such termination to each of the other parties to this Agreement.

          (c)         In the event that this Agreement shall be terminated pursuant to this Section 9, all obligations under this Agreement shall be terminated and of no further force or effect without further action by any party hereto and without liability of any party hereto to the others, provided that (i) the foregoing shall not relieve any party in breach of this Agreement at the time of such termination from liability in respect of such breach, and (ii) the following Sections shall survive termination of this Agreement: Section 1(c), Section 5(b), Section 5(c), Section 8(a), Section 8(b), Section 9(c), Section 9(d), Section 11, Section 12(a), Section 12(b), Section 12(c), and Section 12(d). In addition, upon termination of this Agreement, no rights or obligations, nor any claims or defenses, of Pepco or the Mirant Parties existing prior to the execution of this Agreement will be prejudiced, compromised, discharged or otherwise affected in any way, and all shall exist as if this Agreement had never been executed.

          (d)         If this Agreement is terminated under Section 9(a)(ii), Pepco agrees that the effective date of any rejection of the TPAs shall be October 27, 2003, and if this Agreement is terminated under Section 9(a)(v) (but only if neither of the Mirant Parties is then in breach),

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Pepco agrees that the effective date of any rejection of the TPAs shall be October 31, 2003; provided that, in either case, the Mirant Parties file a motion to reject the TPAs with the Court within 10 business days of receipt or sending, as applicable, notice of termination. In all other circumstances, except as provided in Section 5(c), the effective date of any rejection of the TPAs following termination of this Agreement shall be such date as is determined in accordance with applicable law. For the avoidance of doubt, the effective date only applies if such rejection is approved and the Mirant Parties are permitted to cease performance of the TPAs.

          10.         Public Statements: Pepco and the Mirant Parties agree that any press release as to this Agreement or the settlement effected hereby shall be made jointly by Pepco and the Mirant Parties, shall comply with their respective obligations under Section 4, and shall be in form and substance mutually agreeable to Pepco and the Mirant Parties.

11. Indemnification:

          (a)         In addition to any other rights and remedies the Mirant Releasees may have at law or by agreement, Pepco shall hold harmless and indemnify the Mirant Releasees from and against, and shall compensate and reimburse the Mirant Releasees on demand for, any and all loss, damage, injury, claim, demand, settlement, judgment, award, fine, penalty, fee (including any reasonable legal fee, reasonable expert fee, reasonable accounting fee or reasonable advisory fee), charge, cost (including any reasonable cost of investigation) and/or expense, which is suffered or incurred by any of the Mirant Releasees or to which any of the Mirant Releasees may otherwise become subject at any time and which arises directly from or directly as a result of, (i) the breach of any representation or warranty made by Pepco in this Agreement, or (ii) the breach of any covenant or agreement of Pepco contained in this Agreement.

          (b)         In addition to any other rights and remedies the Pepco Releasees may have at law or by agreement, Mirant shall hold harmless and indemnify the Pepco Releasees from and against, and shall compensate and reimburse the Pepco Releasees on demand for, any and all loss, damage, injury, claim, demand, settlement, judgment, award, fine, penalty, fee (including any reasonable legal fee, reasonable expert fee, reasonable accounting fee or reasonable advisory fee), charge, cost (including any reasonable cost of investigation), and/or expense which is suffered or incurred by any of the Pepco Releasees or to which any of the Pepco Releasees may otherwise become subject at any time and which arises directly from or directly as a result of: (i) the breach of any representation or warranty made by the Mirant Parties in this Agreement, or (ii) the breach of any covenant or agreement of the Mirant Parties contained in this Agreement or, after the Effective Date, in the TPAs as amended by the Amendments.

12. Miscellaneous:
a. This Agreement may be amended, assigned, modified or supplemented only by written agreement executed by the Mirant Parties and Pepco.

          b.           All disputes relating to or arising out of this Agreement shall be governed by the laws of the District of Columbia, excluding its choice-of-law rules. The Court shall retain jurisdiction over the terms and application of this Agreement.

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c. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

          d.           This Agreement constitutes the entire agreement and understanding of the parties with respect to the settlement and releases contemplated herein and supersedes all prior agreements and understandings, written or oral, between the parties with respect to settlement and releases.

e. The releases effected hereby shall be limited to the claims expressly set forth herein.
f. This Agreement shall supersede and replace in its entirety that certain Settlement Agreement and Release, entered into the 24th day of October, between and among Pepco, MAEM and Mirant.
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          IN WITNESS WHEREOF, the Mirant Parties and Pepco have caused this Amended
Settlement Agreement and Release to be signed by their respective duly authorized officers or representatives as of the date set forth above.

POTOMAC ELECTRIC POWER COMPANY By: /s/ A. W. WILLIAMS Name: Andrew. W. Williams Title: Chief Financial Officer Address: 701 9th Street, N.W. Washington, DC 20068

MIRANT AMERICAS ENERGY
MARKETING, LP, by Mirant Americas Development, Inc., its general partner

By:  /s/ LISA D. JOHNSON

Name: Lisa D. Johnson

     Title: Vice President

     Address: 901 F Street, NW
                    Washington, DC 20004

MIRANT CORPORATION By: /s/ LISA D. JOHNSON Name: Lisa D. Johnson Title: Vice President Address: 901 F Street, NW Washington, DC 20004
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EXHIBIT A TPA AMENDMENT (MD)
AMENDMENT NO. 2
TO
TRANSITION POWER AGREEMENT (Maryland)
DATED OCTOBER 24, 2003,
AND EFFECTIVE AS OF OCTOBER 1, 2003,
BY AND BETWEEN
POTOMAC ELECTRIC POWER COMPANY
AND
MIRANT AMERICAS ENERGY MARKETING, LP

AMENDMENT NO. 2 TO TRANSITION POWER AGREEMENT (Maryland)

          THIS AMENDMENT NO. 2 TO TRANSITION POWER AGREEMENT (Maryland) (this "Amendment") is dated October 24, 2003, and effective as of October 1, 2003, and is by and between POTOMAC ELECTRIC POWER COMPANY, ("Pepco"), and MIRANT AMERICAS ENERGY MARKETING, LP, formerly Southern Company Energy Marketing, L.P. (the "Generator," collectively with Pepco, the "Parties").

          WHEREAS, Generator and Pepco entered into the Transition Power Agreement (Maryland) dated December 19, 2000, as amended by Amendment No. 1 To Transition Power Agreement (Maryland) (as amended, the "TPA"); and

WHEREAS, Generator, Mirant Corporation and Pepco have, contemporaneously herewith, entered into that certain Settlement Agreement and Release of even date herewith (the "Settlement Agreement"); and

          WHEREAS, this Amendment is being executed and delivered into escrow pursuant to the terms of the Settlement Agreement pending the occurrence of the Effective Date (as defined in the Settlement Agreement); and

WHEREAS, the Parties desire to amend the TPA, effective as of the Effective Date, as set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Defined Terms. Defined terms used in this Amendment and not defined herein shall have the meanings ascribed to them in the TPA.
2. Amendment to Section 6.1. Effective as of October 1, 2003, Section 6.1(b) is hereby amended by deleting the following:
Energy Price = $40.00/ MWh during a Summer Month and $22.20/MWh during a Winter Month.
And substituting in its place:

                                     For service provided up to and including September 30, 2003:
                                     Energy Price = $40.00/ MWh during a Summer Month and
                                     $22.20/MWh during a Winter Month.
                                     For service provided beginning October 1, 2003:
                                     Energy Price = $46.40/ MWh during a Summer Month and
                                     $28.60/MWh during a Winter Month.

3. Governing Law. This Amendment is governed by, and shall be construed in accordance with, the laws of the state of Maryland without regard to principles of conflicts of law.

          4.   Modifications and Amendments. This Amendment shall not be modified or amended except by a written instrument executed by both of the Parties. Absent the agreement of the Parties to any proposed changes to this Amendment, the standard of review for such changes proposed by a Party, a non-party or the FERC acting sua sponte shall be the "public interest" standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp. 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956) (the "Mobile-Sierra" doctrine).

          5.   Entire Agreement; Severability. This Amendment and the TPA constitute the entire agreement and understanding between the parties hereto with respect to the Energy Price. In the event that any portion of this Amendment or the TPA shall be determined to be invalid or unenforceable, such portion of this Amendment or TPA shall be severable from the other provisions of this Amendment or the TPA which provisions shall be valid, binding upon and enforceable against the Parties.

          6.   Effectiveness; TPA. This Amendment shall become effective on the Effective Date and shall have no force or effect until the occurrence of the Effective Date. Amounts due for the period from October 1, 2003 through the Effective Date due to the increase in the Energy Price provided for herein shall be paid within __ days of the Effective Date. In the event that the Effective Date does not occur or the Settlement Agreement is terminated as provided therein, this Amendment shall be null and void and have no force or effect. Except as amended by this Amendment, all other terms of the TPA shall continue in full force and effect and unchanged and are hereby confirmed in all respects.

7. Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, Pepco and Generator have signed and delivered this Amendment No. 2 on the day and year set forth above.
POTOMAC ELECTRIC POWER COMPANY By: _________________________________ Name: Title
MIRANT AMERICAS ENERGY MARKETING LP, by Mirant Americas Development, Inc., its general partner By: _________________________________ Name: Title

EXHIBIT B TPA AMENDMENT (DC)
AMENDMENT NO. 2
TO
TRANSITION POWER AGREEMENT (District of Columbia)
DATED OCTOBER 24, 2003,
AND EFFECTIVE AS OF OCTOBER 1, 2003,
BY AND BETWEEN
POTOMAC ELECTRIC POWER COMPANY
AND
MIRANT AMERICAS ENERGY MARKETING, LP

AMENDMENT NO. 2 TO TRANSITION POWER AGREEMENT (District of Columbia

          THIS AMENDMENT NO. 2 TO TRANSITION POWER AGREEMENT (District of Columbia ) (this "Amendment") is dated October 24, 2003, and effective as of October 1, 2003, and is by and between POTOMAC ELECTRIC POWER COMPANY, ("Pepco"), and MIRANT AMERICAS ENERGY MARKETING, LP, formerly Southern Company Energy Marketing, L.P. (the "Generator," collectively with Pepco, the "Parties").

          WHEREAS, Generator and Pepco entered into the Transition Power Agreement (District of Columbia) dated December 19, 2000, as amended by Amendment No. 1 To Transition Power Agreement (District of Columbia ) (as amended, the "TPA"); and

WHEREAS, Generator, Mirant Corporation and Pepco have, contemporaneously herewith, entered into that certain Settlement Agreement and Release of even date herewith (the "Settlement Agreement"); and

          WHEREAS, this Amendment is being executed and delivered into escrow pursuant to the terms of the Settlement Agreement pending the occurrence of the Effective Date (as defined in the Settlement Agreement); and

WHEREAS, the Parties desire to amend the TPA, effective as of the Effective Date, as set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Defined Terms. Defined terms used in this Amendment and not defined herein shall have the meanings ascribed to them in the TPA.
2. Amendment to Section 6.1. Effective as of October 1, 2003, Section 6.1(b) is hereby amended by deleting the following:
Energy Price = $35.50/ MWh during a Summer Month and $25.30/MWh during a Winter Month.
And substituting in its place:

                                     For service provided up to and including September 30, 2003:
                                     Energy Price = $35.50/ MWh during a Summer Month and
                                     $25.30/MWh during a Winter Month.
                                     For service provided beginning October 1, 2003:
                                     Energy Price = $41.90/ MWh during a Summer Month and
                                     $31.70/MWh during a Winter Month.

3. Governing Law. This Amendment is governed by, and shall be construed in accordance with, the laws of the District of Columbia without regard to principles of conflicts of law.

          4.   Modifications and Amendments. This Amendment shall not be modified or amended except by a written instrument executed by both of the Parties. Absent the agreement of the Parties to any proposed changes to this Amendment, the standard of review for such changes proposed by a Party, a non-party or the FERC acting sua sponte shall be the "public interest" standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp. 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956) (the "Mobile-Sierra" doctrine).

          5.   Entire Agreement; Severability. This Amendment and the TPA constitute the entire agreement and understanding between the parties hereto with respect to the Energy Price. In the event that any portion of this Amendment or the TPA shall be determined to be invalid or unenforceable, such portion of this Amendment or TPA shall be severable from the other provisions of this Amendment or the TPA which provisions shall be valid, binding upon and enforceable against the Parties.

          6.   Effectiveness; TPA. This Amendment shall become effective on the Effective Date and shall have no force or effect until the occurrence of the Effective Date. Amounts due for the period from October 1, 2003 through the Effective Date due to the increase in the Energy Price provided for herein shall be paid within 5 days of the Effective Date. In the event that the Effective Date does not occur or the Settlement Agreement is terminated as provided therein, this Amendment shall be null and void and have no force or effect. Except as amended by this Amendment, all other terms of the TPA shall continue in full force and effect and unchanged and are hereby confirmed in all respects.

7. Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, Pepco and Generator have signed and delivered this Amendment No. 2 on the day and year set forth above.
POTOMAC ELECTRIC POWER COMPANY By: _________________________________ Name: Title
MIRANT AMERICAS ENERGY MARKETING LP, by Mirant Americas Development, Inc., its general partner By: _________________________________ Name: Title

EXHIBIT C JULY 1 through 14, 2003, INVOICE
Exhibit C

Invoice For July 1 - 14

	Pre-Petition Amounts	Comments

Pepco's Load Cost	$37,746,812	TPAs Related - Mirant to Pepco

Pepco TPA Revenue	$31,283,224	TPAs Related - Pepco to Mirant

PPA revenue	$ 6,342,463	Revenues related to Ohio Edison, Panda and Prince George - Pepco to Mirant

Panda PPA Costs	$ 3,283,634	Costs related to Panda - Mirant to Pepco

Prince George PPA Costs	$ 12,331	Costs related Prince George - Mirant to Pepco

Total Pepco to Mirant	$37,625,687

Total Mirant to Pepco	$41,042,777

Net Mirant to Pepco	$ 3,417,090

EXHIBIT D MAGI PARTIES

Mirant Americas Generation, LLC
Mirant Mid-Atlantic, LLC
Mirant Chalk Point, LLC
Mirant D.C. O&M, LLC
Mirant MD Ash Management, LLC
Mirant Piney Point, LLC
Mirant Peaker, LLC
Mirant Potomac River, LLC
Mirant Mid-Atlantic Services, LLC